Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.10 to Registration Statement No. 333-47971 of Merrill Lynch U.S. High Yield Fund, Inc. (the “Fund”) on Form N-1A of our reports dated May 23, 2005 for the Fund and for Master U.S. High Yield Trust, respectively, both appearing in the March 31, 2005 Annual Report of the Fund, which are incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 13, 2005